EXHIBIT 3.3

MOGUL ENERGY INTERNATIONAL, INC.
520 PIKE STREET, SUITE 2210
SEATTLE, WASHINGTON 98101
Telephone: (206) 357-4220
Facsimile: (206) 357-4211

July 24, 2006

Dear:

Reference is hereby to the Subscription Agreement between you (the “Holder”) and Mogul Energy International, Inc. (the “Company”) dated for reference       (the “Subscription Agreement”). Since the Company has agreed to register the shares of certain of its stockholders, it has also agreed to register for resale the [----] purchased by the Holder pursuant to the Subscription Agreement, all on the terms and conditions set forth herein.

SECTION 1
CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“Agreement” means this Registration Rights Agreement.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are closed.

“Commission” means the Securities and Exchange Commission.

“Common Shares” means shares of the Company's common stock, or such securities that such stock shall hereafter be reclassified into.

“Company” means Mogul Energy International, Inc.

“Effective Date” means August 15, 2006.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceed-ing, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means all of the Company’s Common Shares issuable (i) upon conversion of the convertible debentures may be converted (ii) upon the exercise of issued and outstanding warrants as of the date of the Closing Date (as defined in the Subscription Agreement), and (iii) issued and outstanding common shares, including but not limited to the Offered Shares, deemed “restricted shares,” as that term is defined in the rules and regulations promulgated under the Securities Act and not otherwise transferable in their entirety by the holder thereof pursuant to Rule 144. Shares shall cease to be Registrable Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering them, (b) been sold to the public in accordance with Rule 144, (c) otherwise transferred and new certificates for them not bearing a Securities Act restrictive legend have been delivered by the Company, or (d) as to any Holder, become eligible to be sold in a single sale in accordance with Rule 144. Notwithstanding anything herein to the contrary any shares owned by any Holder which may be sold pursuant to 144K, as of the date of the filing of the Registration Statement, shall not be included in any such Registration Statement.

“Registration Statement” means a Registration Statement filed pursuant to the Securities Act on Form S-1 or any similar or successor Registration Statement pursuant to which the Registrable Securities may be registered.

“Restricted shares” shall have the meaning set forth in Section 1 hereof.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subscription Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Violation” shall have the meaning ascribed thereto in Section 5 hereof.

All other capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto to in the Subscription Agreement.

SECTION 2
REGISTRATION

2.1    Filing. No later than 30 days from the Effective Date, the Company shall prepare and file, or cause to be filed on its behalf, a Registration Statement with respect to all Registrable Securities subject to registration rights, and will use its best efforts to cause such Registration Statement to be declared effective by the Commission. The Company shall be obligated to maintain such Registration Statement effective for a period not to exceed two (2) years from the effective date of such Registration Statement.

2.2    Expenses. All expenses incurred in connection with the registration pursuant to this Section 2, including without limitation all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company will be paid by the Company. In no event shall the Company be responsible for any broker or similar commissions or any legal fees or other costs of the Holders.

SECTION 3
OBLIGATIONS OF THE COMPANY WITH RESPECT TO THE FILING OF A REGISTRATION STATEMENT

The Company shall as reasonably possible:

(a)    Prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective, and, keep such Registration Statement effective for up to 2 years from the date such Registration Statement is declared effective.

(b)    Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

(c)    Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may be reasonably required in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)    Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)    Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act on the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

SECTION 4
FURNISH INFORMATION

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2 or 3 hereof that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities. The Company may require, at any time prior to the Filing Date, each Holder to furnish to the Company a statement as to the number of shares of Common Stock beneficially owned by such Holder and, if requested by the Commission and the Holder is not an individual, the controlling person thereof, within three business days of the Company’s request.

SECTION 5
INDEMNIFICATION

5.1    By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

—
any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

—	the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

—
any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such Registration Statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection (a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

5.2    By Selling Holders. To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such Registration Statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred and as incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

SECTION 6
ADDITIONAL ACKNOWLEDGEMENTS

The Holder acknowledges and agrees that the registration statement shall be subject to the requirements of the Securities Act and the rules and regulations promulgated thereunder, and may require the resale of the Registrable Securities at a price fixed by the Company on the basis of the highest exercise price set forth in the Company’s issued and outstanding warrants at the time of filing and included in the registration statement, until such time as the Company’s shares are quoted for trading on the NASD’ Over the Counter Bulletin Board or other stock exchange. Any Registrable Securities remaining unsold upon the termination of the Registration Statement shall continue to be deemed restricted securities as contemplated by the Securities Act.

SECTION 7
TERMINATION OF THE COMPANY’S OBLIGATIONS

The Company shall have no obligations hereunder if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

SECTION 8
GENERAL PROVISIONS

8.1    Remedies. In the event of a breach by the Company or by a Holder, of any of their obliga-tions under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of dam-ages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate com-pensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

8.2    Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

8.3    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number, if any, specified in this Agreement no later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Mogul Energy International, Inc.

520 Pike Street, Suite 2210
Seattle, Washington 98101, USA
Attention: Naeem Tyab,
President

With copies to:	Joseph Sierchio, Esq.
720 Fifth Avenue
Suite 1300
New York, New York 10019

If to a Holder:	To the address of such Holder as it appears in the stock transfer books of the Company,

or, at such other address as may be designated in writing hereafter, in the same manner, by such Person.

8.4    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder.

8.5    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

8.6    Governing Law. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8.7    Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

8.8    Severability. If any term, provision, covenant or restriction of this Agree-ment is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restric-tion. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, cove-nants and restrictions without terms that may be invalid, illegal, void or unenforceable.

8.9    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or other-wise affect the meaning hereof.

8.10    Independent Nature of Holders' Obligations and Rights.

The Holder who is a party to this Agreement, acknowledges that the Company is entering into identical agreement with other holders of the Company’s Registrable Securities; each such agreement being deemed a separate and independent agreement between the Company and such other Holders, except that each Holder acknowledges and consents to the rights granted to each other Holder under such agreements. The obligations of each Holder hereunder is several and not joint with the obligations of any other Holder hereunder, and neither Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

8.11    Entire Agreement. This Agreement, together with all the exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

8.12    Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

8.13    Costs and Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

If the foregoing is acceptable to you please sign and fax back to us a copy of this Agreement no later than August 15, 2006 (the “Effective Date”); if not received by us on or before the Effective Date your securities will not be included in the Registration Statement.

Very truly yours,
Mogul Energy International, Inc.

By: _________________________________________
Name: Naeem Tyab
Title: President

The foregoing is accepted and agreed to this day of , 2006.

Name of Holder:

By: _________________________________________
Authorized Signatory:
Print Name (if different from Holder)
Title